Exhibit 10.28.1
Third Point Reinsurance Ltd.
Schedule of Signatories to the Director and Officer Indemnification Agreement

John R. Berger
J. Robert Bredahl
Nicholas Campbell
Christopher S. Coleman
Christopher L. Collins
Steve Elliot Fass
Rafe de la Gueronniere
Manoj K. Gupta
Mary R. Hennessy
Daniel V. Malloy
Jonathan Norton
Mark Parkin
Joshua L. Targoff
Thomas Wafer
Gary D. Walters
Janice R. Weidenborner